Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-102122 333-71608, and 333-121732) and in the related Prospectuses, and on Form S-8 pertaining to the 1989 Incentive Stock Plan and the 1992 Employee Stock Purchase Plan (No. 333-07707), the 1998 Incentive Stock Plan (No. 333-59633), the 2001 Nonstatutory Stock Plan and Employee Stock Purchase Plan (No. 333-42644), the 2001 Director Option Plan (No. 333-63398), the Calydon, Inc. Management Incentive and Retention Plan, as amended (No. 333- 71606), the 2001 Nonstatutory Stock Option Plan and the 2002 Employee Stock Purchase Plan (No. 333-91796), and the 2002 Employee Stock Purchase Plan and the 1998 Incentive Stock Plan (No. 333-1087) of Cell Genesys, Inc. of our reports dated February 24, 2005, with respect to the consolidated financial statements, management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Cell Genesys, Inc, included in this Annual Report (Form 10-K) for the year ended December 31, 2004.

/s/ ERNST & YOUNG LLP

Palo Alto, California
March 11, 2005